UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2018

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1- 35322	45-1836028
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  855-979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2018, the Compensation Committee of the Board of Directors of WPX Energy, Inc. (the “Company”) adopted new forms of equity award agreements to be used for the award of performance-based restricted stock units and of time-based restricted stock awards under the WPX Energy, Inc. 2013 Incentive Plan (the “Plan”) to executive officers and other eligible employees of the Company.  The new equity award agreements include a non-solicitation provision that applies to award recipients while they are employed by the Company and for a period of one (1) year after leaving the Company.  The new equity award agreements also require award recipients to accept the equity award within 90 days of the grant date.

On February 20, 2018, the Board of Directors of the Company approved an amendment to the Plan that allows award recipients to have shares withheld from their awards up to the maximum withholding rate permitted under applicable law.

Copies of the forms of award agreements and the amended Plan are filed as exhibits hereto and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	WPX Energy, Inc. 2013 Incentive Plan, as amended

10.2	Form of Amended and Restated Restricted Stock Agreement between WPX Energy, Inc. and Executive Officers

10.3	Form of Amended and Restated Performance-Based Restricted Stock Unit Agreement between WPX Energy, Inc. and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WPX Energy, Inc.

Date:	February 23, 2018	By:	/s/ Stephen E. Brilz
		Name:	Stephen E. Brilz
		Title:	Vice President and Corporate Secretary